EXHIBIT 10.1

PRODUCT SUPPLY AND SALES AGREEMENT

This Product Supply and Sales Agreement (the “Contract”) is made and entered into on this 7th day of April 2017, by and between PGT Industries, Inc., (“Buyer” or “PGT”)and Kuraray America, Inc. (“Seller” or “Kuraray”), as the supplier.

WHEREAS, Seller desires to sell the interlayer products described in this Agreement to Buyer and Buyer desires to purchase those products from Seller, all pursuant to the terms and conditions set forth in this Agreement and the attachments hereto; and

WHEREAS, Seller and Buyer (each a “Party” and collectively the “Parties”) desire to memorialize their agreement with respect to the aforementioned product supply and sales arrangement;

NOW THEREFORE, in exchange for the agreements, benefits and promises described herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed to by the Parties, Buyer and Seller, intending to be legally bound, agree as follows:

1. PRODUCTS/QUANTITY.  Seller shall sell to Buyer and Buyer shall purchase from Seller all of Buyer’s requirements for Butacite® polyvinyl butyral interlayer and SentryGlas® ionoplast interlayer products (the “Product(s)”).  Buyer agrees that, throughout the Term (defined below) of this Contract it will purchase one hundred percent (100%) of its laminated glass interlayer requirements for Buyer’s branded window and door products (“Buyer’s Products”) from Seller, and Seller agrees that it will supply the Products to Buyer in the quantities set forth in accepted purchase orders.Seller agrees that it will use commercially reasonable efforts to supply to Buyer in a timely manner all of Buyer’s requirements for the Products, as ordered by Buyer.

2. TERM OF CONTRACT; TERMINATION RIGHTS.  This Contract shall be effective from January 1, 2017 to December 31, 2019, the date of its expiration, unless it is terminated earlier in accordance with the terms of this Section 2.Either Party shall have the right to terminate this Contract for cause in the event that the other Party breaches any of the provisions of this Contract in any material respect, and fails to cure the breach within ninety (90) days after written notice from the non-breaching Party, describing the nature of the breach and requesting a cure of the breach.In addition, Buyer shall have the right to terminate this Contract in the event that Seller announces any price increase applicable to the Products that Buyer refuses to accept, pursuant to the terms of Section 3 below.  Neither Party hereto shall have the right to terminate this Contract without cause or for convenience.

3. PRICE.  Buyer shall pay Seller the prices listed in Annex A To this Contract for the Products it purchases from Seller for all of calendar year 2017. The prices stated in Annex A May be changed by Seller only in accordance with the price increase provision set forth in AnnexA.  Any such changes in the Product prices shall be applicable to all Products shipped to Buyer hereunder on and after the date the price changes become effective, unless those Product prices are subsequently revised by Seller again before the prior price change becomes effective, but only if that subsequent price change is made in accordance with the terms of this Contract, including AnnexA hereto. In the event Buyer desires to terminate this Contract early as a result of any price increase announced by Seller, Buyer shall have the option to terminate the Contract within thirty (30) days after the price increase announcement.  If Buyer elects to terminate the Contract, Buyer will provide Seller thirty (30) days prior written notice of its intent to terminate upon receiving the price increase notification.  Notwithstanding any such termination, Buyer will be obligated to purchase any inventory of Products made to fill purchase orders issued by Buyer, Product in transit that is covered by a prior purchase order issued by Buyer, or Product reasonably made specifically for Buyer, based upon the Product-requirements forecasts provided by Buyer to Seller from time to time, up to the amount of Average Demand Inventory (defined below). Buyer acknowledges that Seller will manufacture and store Product for Buyer based on expected use or forecasts and should Buyer terminate this Contract for any reason, Buyer will purchase any Product made specifically for Buyer even if not yet ordered, so long as the quantity of such Products made by Seller was reasonable, based upon the Product-requirements forecasts provided by Buyer to Seller from time to time, up to the amount of Average Demand Inventory (defined below). Buyer also acknowledges that demand variability exists and the Seller will manufacture and store Product to attempt to cover said demand variability at up to 45 days of average demand(the “Average Demand Inventory”)and should Buyer terminate this Contract for any reason Buyer will purchase any Product made for Buyer up to the Average Demand Inventory.

4. TERMS OF PAYMENT.  Buyer shall pay Seller for all undisputed invoices for Products within thirty (30) days of the date of Seller’s invoice.  A 1% discount will be applied if paid within ten (10) days of the date of Seller’s invoice.  In the event that Buyer disputes any Seller invoice as being inaccurate or incorrect, Buyer will provide Seller with prompt written notice of that dispute, along with a reasonably detailed description of the reason(s) why Buyer believes the invoice is inaccurate or incorrect, and thereafter, the Parties will negotiate in good faith to resolve the invoice dispute.   Any invoice dispute that the Parties are not able to promptly resolve shall be resolved through the dispute resolution methods set forth in this Contract.

5. DELIVERY TERMS.  Delivery will be made within the 48 contiguous United States and Canada, to the Buyer delivery destinations specified by Buyer within that permissible delivery area.  Transportation will be by the method, route and carrier selected by Seller unless Seller is notified in writing by Buyer that any such method, route or carrier is unacceptable.  In the event that Buyer desires for any Product delivery to be made by  any alternate method, route, or carrier selected by Buyer, Buyer will be responsible for paying any cost of such delivery that is in excess of the cost Seller would have incurred using Seller’s method, route and carrier for completing such delivery. Buyer will be provided a freight credit or discount for any material backhauled from Seller on Buyer’s equipment.

6. USER PROTECTION.  Buyer acknowledges that it has received and is familiar with Seller’s labeling and literature concerning the Products and will communicate such information to its employees who handle, use, or process such Products.

7. ENTIRE AGREEMENT.  This Contract along with Seller’s Terms and Conditions for Sale, set forth on Exhibit A hereto,the pricing terms set forth in Annex A hereto and the warranty set forth in Annex B hereto constitute the entire agreement between the Parties regarding the subject matter described herein, and supersede all prior agreements, contracts, negotiations and understandings, whether written or oral, between the Parties about that subject matter.  All sales of Products to Buyer are subject to Seller’s Standard Terms and Conditions of Sale attached hereto as Exhibit A, which are expressly incorporated into and made a part of this Contract. There are no other agreements, warranties, terms or conditions, expressed or implied, between the Parties about the subject matter of this Contract.

8. ASSIGNMENT/AMENDMENT/WAIVER.This Contract is neither assignable nor transferable, in whole or in part, by either Party hereto, without the prior written consent of the other Party, which consent shall not be unreasonably conditioned, delayed or denied.  This Contract may not be amended except by a written amendment that references this Contract and that is signed by both Parties.  No waiver of any provision of this Contract by either Party shall be enforceable against that Party unless it is in writing and signed by both Parties.

9. NOTICES.  All notices required hereunder shall be sent by United States mail orby a nationally recognized next-day or overnight carrier to the Party to be notified at the addresses provided in the signature blocks to this Contract.

10. HARDSHIP.  The Parties agree that it is not their intention that the effect or consequences of entering into this Contract should cause an economic or operational hardship on either of them but, despite the Parties’ best intentions and as a result of significant, unanticipated changes in economic or market conditions, such a hardship may be incurred by either Party in complying with the terms of this Contract at the negotiated prices.  If such a hardship arises, either Party may give notice in writing to the other Party that it wishes to review the provisions of this Contract in light of such changed economic or market conditions.  The Parties agree that, within thirty (30) days after the giving of such notice by either Party, the Parties shall negotiate in good faith to modify this Contract to relieve any such hardship in a manner that is equitable to both Parties.  If, within forty-five (45) days after the giving of such notice, the Parties are unable to agree upon such a modification to this Contract, the Parties will refer the dispute to their respective executive officers, and those officers will then meet in person to attempt to resolve the dispute in good faith.  If within thirty (30) days after the date the dispute was referred to both Parties’ executive officers, the Parties are still unable to resolve the dispute, the dispute shall be referred to arbitration and settled by binding arbitration in accordance with the rules of the American Arbitration Association.

11. CONFIDENTIALITY.  Any knowledge or information disclosed between the Parties which relates in any way to the Products and services of this Contract, to Buyer’s Products, or to the prices contained within the Contract, or the fact of this Contract, unless otherwise agreed to in writing, or required by a governmental agency, shall be deemed proprietary and confidential and shall not be disclosed by either Party to any third party.  Both Parties shall keep confidential any technical, process, or economic information derived from the other in connection with this Contract and shall not divulge such information, directly or indirectly, for the benefit of any Party unless previously agreed to in writing by the other Party to whom such information belongs.  Each Party will use commercially reasonable efforts to safeguard and protect any of the other Party’s confidential information from any unauthorized disclosure to or discovery by any third party.  The non-disclosure, non-use and safekeeping obligations set forth in this Section 11 shall not apply to any information that:  (a) is or becomes publicly available or known other than due to a breach of this non-disclosure obligation by the Party who was the receiving party of such information; (b) is disclosed to the Party who receives such information by a third party who is not under any legal or contractual duty to refrain from disclosing the information; or (c) is independently developed by either Party hereto without the use of any of the other Party’s confidential information.

IN WITNESS WHEREOF, each Party hereto acknowledges that the representative named below has the authority to execute this Contract on behalf of the respective party to form a legally binding contract and has caused this Contract to be duly executed on its behalf as of the date first written above.

“BUYER” PGT Industries, Inc.
1070 Technology Drive
Nokomis, Florida 34275

By:  __________________________
Printed Name:
Title:

“SELLER”Kuraray America, Inc.
Wells Fargo Tower
2200 Concord Pike
Wilmington, Delaware 19803

By:  ________________________
Printed Name:
Title:

EXHIBIT A

STANDARD CONDITIONS OF SALE

These terms and conditions represent a part of the Contract under which Seller agrees to provide to Buyer the Products identified in the Buyer’s purchase orders or as otherwise requested by Buyer.  Seller’s provision of the Products is conditioned on the Buyer’s agreement that any terms different from or in addition to those in this Contract, whether communicated orally or contained in any purchase order, request, confirmation, payment, or other written correspondence, irrespective of timing, shall not form a part of the Contract, even if Buyer purports to condition its acceptance of any purchase order on Seller’s agreement to such different or additional terms.  Notwithstanding the foregoing, if any termor condition contained in this Contract conflicts or is inconsistent with the terms and conditions contained in an authorized, signed Material Supply Agreement or other definitive sales agreement which is in place at the time of shipment of the Products the terms and conditions contained in the Material Supply Agreement or other definitive sales agreement shall prevail over any conflicting or inconsistent terms herein.

1.  FAILURE TO GIVE NOTICE OF A CLAIM WITHIN ONE HUNDRED AND EIGHTY (180) DAYS FROM DATE OF DELIVERY, OR THE DATE FIXED FOR DELIVERY (IN CASE OF NONDELIVERY) SHALL CONSTITUTE A WAIVER BY BUYER OF ALL CLAIMS IN RESPECT OF SUCH PRODUCTS, PRODUCTS SHALL NOT BE RETURNED TO SELLER WITHOUT SELLER’S PRIOR WRITTEN PERMISSION, WHICH PERMISSION SHALL NOT BE UNREASONABLY CONDITIONED, DELAYED OR DENIED.  NO CHARGE OR EXPENSE INCIDENT TO ANY CLAIMS WILL BE ALLOWED UNLESS APPROVED BY AN AUTHORIZED REPRESENTATIVE OF SELLER BUT SUCH APPROVAL SHALL NOT BE UNREASONABLY CONDITIONED, DELAYED OR DENIED, AND SHALL BE BASED UPON THE TERMS OF THIS AGREEMENT.  IN ADDITION, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY CLAIM TO INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROVISION OF ANY PRODUCTS.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES WAIVE AND AGREE NOT TO ASSERT NON-CONTRACTUAL CLAIMS ARISING UNDER STATE LAW RELATING TO THIS AGREEMENT OR THE PROVISION OF ANY PRODUCTS COVERED BY THIS AGREEMENT, AND THIS AGREEMENT SHALL BE DEEMED TO INCLUDE SUCH LANGUAGE AS MAY BE REQUIRED TO EFFECT SUCH WAIVER.  WAIVER BY EITHER PARTY OF ANY DEFAULT BY THE OTHER HEREUNDER SHALL NOT BE DEEMED A WAIVER BY SUCH PARTY OF ANY DEFAULT BY THE OTHER WHICH MAY THEREAFTER OCCUR.

2.  No liability shall result from delay in performance or nonperformance, directly or indirectly caused by circumstances beyond the control of the party affected, including, but not limited to, act of God, fire, explosion, flood, war, act of or authorized by any Government, labor trouble or shortage, pandemic, inability to obtain material, equipment or transportation, failure to obtain or hardship in obtaining reasonably priced supplies of materials, or failure of usual transportation mode.  Quantities so affected may be eliminated from this Agreement without liability, but this Agreement shall remain otherwise unaffected.  Seller shall have no obligation to purchase supplies of the Products specified herein to enable it to perform this Agreement.

3.  If for any reason including but not limited to force majeure Seller is unable to supply the total demand for Products specified herein, Seller may distribute its available supply among any or all purchasers, as well as departments and divisions of Seller, on such basis as it may deem fair and practical, without liability for any failure of performance which may result therefrom.

4.  Seller may furnish such technical assistance and information as it has available with respect to the use of the Products covered by this Agreement.  Unless otherwise agreed in writing, all such information will be provided gratis.  Buyer agrees to evaluate such information, to make an independent decision regarding the suitability of such information and Products for Buyer’s application, and only use such Products and information pursuant to the then current good product stewardship principles and all regulatory requirements applicable to Buyer’s business.

5.  Buyer acknowledges that it has received and is familiar with Seller’s labeling and literature concerning the Products and its properties.  Buyer will forward such information to its employees, contractors and customers who may distribute, handle, process, sell or use such Products, and advise such parties to familiarize themselves with such information.  Buyer agrees that Products sold hereunder will not knowingly be resold or given in sample form to persons using or proposing to use the Products for purposes contrary to recommendations given by Seller or prohibited by law, but will be sold or given as samples only to persons who can handle, use and dispose of the Products safely.  Unless agreed to by Seller in a written agreement covering such use, in no event shall Buyer use Products or resell Products for use in the manufacture of any implanted medical device.  Buyer agrees to comply with all applicable laws, regulations and ordinances including all applicable export and import laws.  To the extent Seller exports the Products the following Destination Control Statement applies: “These items are controlled by the U.S. Government and authorized for export only to the country of ultimate destination for use by the ultimate consignee or end-user(s) herein identified. They may not be resold, transferred, or otherwise disposed of to any other country or to any person other than the authorized ultimate consignee or end-user(s), either in the their original form or after being incorporated into other items, without first obtaining approval from the U.S. Government or as otherwise authorized by U.S. law and regulations.”

6.  a. Each Party, as a  recipient of the other Party’s Confidential Information, understands and agrees that it will not, for itself or in conjunction with others, test, modify, manipulate, research, reverse engineer or replicate the disclosing Party’s Confidential Information in an effort to understand the disclosing Party’s proprietary technology or learn information not explicitly stated in the disclosing Party’s  Confidential Information, except as strictly required for performance under any agreement between the parties that incorporates the terms and conditions of this Contract.  Any such understanding of the disclosing Party’s proprietary technology not explicitly stated in the disclosing Party’s Confidential Information shall be treated as the disclosing Party’s Confidential Information under this Contract.

b. Unless otherwise agreed upon between the parties hereto, the recipient Party agrees that it will not use the disclosing Party’s Confidential Information, or any improvement or other modification of the disclosing Party’s Confidential Information, or any data derived from the disclosing Party’s Confidential Information, for securing any intellectual property rights.  No license or other rights to the disclosing Party’s Confidential Information or other intellectual property is granted or implied hereby.  Neither party shall have the right to use the other party’s name, or any trademarks or trade names of the other party, without express advance written permission.

7.  Buyer shall reimburse Seller for all taxes (excluding income taxes and any property or similar taxes on the raw or other materials, work in process or finished goods inventory of Products located in any of Seller’s facilities), excises or other charges which Seller may be required to pay to any Government (National, State or Local) upon the sale, or transportation to Buyer of the Products sold hereunder.  For jurisdictions where taxes are imposed by statute upon Buyer and for which Seller has a responsibility to collect and remit such taxes, Seller shall separately itemize the taxes on each invoice for which the taxes are applicable.  In the alternative, Buyer may timely provide Seller with the required documentation to exempt the Products from the taxes or to evidence Buyer’s authority to remit the taxes directly.  Seller will rely on such documentation as provided to Seller in good faith and therefore will not be responsible for such taxes.  Buyer will indemnify and hold harmless Seller for any taxes assessed upon and paid by Seller following reliance upon Buyer’s documentation.

8.  In the event Buyer repeatedly fails to fulfill Seller’s terms of payment, Seller may decline to make further deliveries except upon receipt of cash or satisfactory security.

9.  Except for undisputed, unpaid invoices owed by Buyer, Buyer and Seller agree to arbitrate all disputes, claims or controversies whether based on contract, tort, statute, or any other legal or equitable theory, arising out of or relating to this Contract, including the scope and validity of this paragraph.  Any such claim or controversy which cannot be resolved amicably by the parties shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then currently in effect.  Such arbitration shall be conducted in Harris County, Texas.  Any judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof.

10.  All matters arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any applicable conflicts of law provisions thereof, and the terms of the United Nations Convention on Contracts for the International Sale of Goods, shall not apply.

11.  Title, liability for and risk of loss to Products sold hereunder passes to Buyer upon delivery to Buyer’s specified delivery location.

12.  Except as expressly provided in any other term or condition of this Agreement, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

13.  Buyer acknowledges, agrees and represents that it is not relying upon, and it has not been induced by, any representation, warranty, statement made by, or other information provided by Seller in connection with its decision to purchase or use any Products, other than the representations and warranties made by Seller as and only to the extent expressly provided in this Agreement.  No modification of this Agreement shall be binding upon Seller unless separately contracted in writing and executed by a duly authorized representative of Seller.  No modification shall be effected by the acknowledgment or acceptance of purchase order forms stipulating different conditions.